Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-193316 and 333-219433) and on Form S-8 (File Nos. 333-153098, 333-168589, 333-168590 and 333-181380) of Ur-Energy Inc., of our report dated March 1, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in the Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

March 1, 2019